Exhibit 21

Subsidiaries of the Registrant
------------------------------

                               STATE OF                   DOING
NAME                           INCORPORATION              BUSINESS AS NAME
----                           -------------              ----------------

Street Retail, Inc.            Maryland                   Street Retail, Inc.